Exhibit 32.1

C00 Certification
Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. 1350)

I, Richard Freeman, certify that pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. 1350), the 10-Q report for IGEN Networks for the fiscal quarter ended June 30, 2012 as filed with the Securities Exchange Commission fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act  and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of the IGEN Networks.

August 20, 2012

/s/ Richard Freeman
Richard Freeman
Director, COO